Results of Special Meeting of Shareholders of Strong Advisor U.S. Value Fund

At a Special Meeting of the Shareholders of the Fund held on December 10, 2004, shareholders approved the following proposals:

To approve the reorganization of the Strong Advisor U.S. Value Fund into the Wells Fargo Advantage U.S. Value Fund.


                For                  Against               Abstain

          13,389,747.135          104,439.491            63,498.406

To approve an interim advisory agreement with Wells Fargo Funds Management, LLC.


                For                  Against               Abstain

          13,373,669.790          115,153.273            68,861.969

To approve an interim sub-advisory agreement with Wells Capital Management Incorporated.


                For                  Against               Abstain

          13,364,430.657          114,765.666            78,488.709

Appointment of Messrs. Phillip O. Peterson, William F. Vogt, and Gordon B. Greer as Trustees of the Liquidating Trust, which is referenced in the Agreement and Plan of Reorganization.


                For                  Against               Abstain

          13,557,685.032               -                      -


Results of Special Meeting of Shareholders of Strong Dividend Income Fund

At a Special Meeting of the Shareholders of the Fund held on December 10, 2004, shareholders approved the following proposals:

To approve the reorganization of the Strong Dividend Income Fund into the Wells Fargo Dividend Income Fund.


                For                  Against               Abstain

          4,274,593.820           219,296.036            113,863.415

To approve an interim advisory agreement with Wells Fargo Funds Management.


                For                  Against               Abstain

          4,241,569.106           219,562.555            146,621.610

To approve an interim sub-advisory agreement with Wells Capital Management Incorporated.


                For                  Against               Abstain

          4,262,910.172           221,254.395            123,588.704

Appointment of Messrs. Phillip O. Peterson, William F. Vogt, and Gordon B. Greer as Trustees of the Liquidating Trust, which is referenced in the Agreement and Plan of Reorganization.


                For                  Against               Abstain

          4,607,753.271                -                      -


Results of Special Meeting of Shareholders of Strong Energy Fund

At a Special Meeting of the Shareholders of the Fund held on December 22, 2004, shareholders approved the following proposals:

To approve the reorganization of the Strong Energy Fund into the Wells Fargo Advantage Dividend Income Fund.


                For                  Against               Abstain

          580,498.798             134,635.426            16,459.158

To approve an interim advisory agreement with Wells Fargo Funds Management, LLC.


                For                  Against               Abstain

          580,413.164             133,516.220            17,663.998

To approve an interim sub-advisory agreement with Wells Capital Management Incorporated.


                For                  Against               Abstain

          579,057.308             134,273.077            18,262.997

Appointment of Messrs. Phillip O. Peterson, William F. Vogt, and Gordon B. Greer as Trustees of the Liquidating Trust, which is referenced in the Agreement and Plan of Reorganization.


                For                  Against               Abstain

          731,593.382                  -                      -


Results of Special Meeting of Shareholders of Strong Blue Chip Fund

At a Special Meeting of the Shareholders of the Fund held on December 10, 2004, shareholders approved the following proposals:

To approve the reorganization of the Strong Blue Chip Fund into the Wells Fargo Advantage Large Company Growth Fund.


                For                  Against               Abstain

          6,811,915.763           211,070.695            132,524.389

To approve an interim advisory agreement with Wells Fargo Funds Management, LLC.


                For                  Against               Abstain

          6,799,803.121           205,433.514            150,274.212

To approve an interim sub-advisory agreement with Peregrine Capital Management, Inc.


                For                  Against               Abstain

          6,780,321.462           220,311.452            154,877.933

Appointment of Messrs. Phillip O. Peterson, William F. Vogt, and Gordon B. Greer as Trustees of the Liquidating Trust, which is referenced in the Agreement and Plan of Reorganization.


                For                  Against               Abstain

          7,155,510.847                -                      -


Results of Special Meeting of Shareholders of Strong Growth and Income Fund

At a Special Meeting of the Shareholders of the Fund held on December 10, 2004, shareholders approved the following proposals:

To approve the reorganization of the Strong Growth and Income Fund into the Wells Fargo Advantage Growth and Income Fund.


                For                  Against               Abstain

          16,163,142.481          556,325.046            382,462.241

To approve an interim advisory agreement with Wells Fargo Funds Management, LLC.


                For                  Against               Abstain

          16,069,549.151          584,015.336            448,365.281

To approve an interim sub-advisory agreement with Matrix Asset Advisors, Inc.


                For                  Against               Abstain

          16,060,686.235          582,725.347            458,518.186

Appointment of Messrs. Phillip O. Peterson, William F. Vogt, and Gordon B. Greer as Trustees of the Liquidating Trust, which is referenced in the Agreement and Plan of Reorganization.


                For                  Against               Abstain

          17,101,929.768               -                      -